FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**INSTRUCTIONS:**

**1.** Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

**2.** Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

**3.** Indicate the number of authorized shares and par value, if any of each class or series after the change.

**4.** Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

**5.** Indicate provisions, if any, regarding fractional shares that are affected by the change.

**6.** NRS required statement.

**7.** This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

**8.** Must be signed by an Officer. Form will be returned if unsigned.

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>Kun Peng International Ltd.<br>Entity or Nevada Business Identification Number (NVID): |
| **2. Current Authorized Shares:** | The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:<br>1,000,000,000 shares of common stock, par value $0.0001. |
| **3. Authorized Shares After Change:** | The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:<br>100,000,000 shares of common stock, par value $0.001 |
| **4. Issuance:** | The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:<br>Reverse stock split of one-for-ten shares. The total number of issued shares of common stock will be reduced from 400,000,000 to 40,000,000 shares. |
| **5. Provisions:** | The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:<br>All fractional shares will be rounded up. |
| **6. Provisions:** | The required approval of the stockholders has been obtained. |
| **7. Effective date and time:** (Optional) | Date: Time:<br>(must not be later than 90 days after the certificate is filed) |
| **8. Signature:** (Required) | X ______________________ CEO<br>Signature of Officer Title Date |

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.